SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-FIELDCREST CANNON

          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                10/29/97           24,000-           33.8656
          GAMCO INVESTORS, INC.
                                10/29/97           18,000-           33.6411
                                10/28/97            8,000-           32.0234
          GAMCO INVESTORS, INC.
                                10/29/97            5,000-           33.5000
                                10/29/97           51,000-           33.6411
                                10/29/97           30,000-           33.6471
                                10/28/97            5,000-           32.4375
                                10/28/97            8,000-           32.2734






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.




                                       28